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                                                                     EXHIBIT 3.2

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                    AMENDED AND RESTATED DECLARATION OF TRUST


                           dated as of March 15, 1996






                            BANKERS TRUST (DELAWARE)

                                As Owner Trustee

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                                TABLE OF CONTENTS

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                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1    Definitions........................................................    1

                                   ARTICLE II
                                  ORGANIZATION

2.1    Name...............................................................    7
2.2    Office.............................................................    7
2.3    Purposes and Powers................................................    7
2.4    Appointment of Owner Trustee.......................................    8
2.5    Declaration of Trust...............................................    8
2.6    Liability of Certificateholders....................................    8
2.7    Title to Trust Property............................................   10
2.8    Situs of Trust.....................................................   10

                                   ARTICLE III
                                THE CERTIFICATES

3.1    Form of the Certificates...........................................   10
3.2    Issuance of the Certificates.......................................   11
3.3    Registration; Registration of Transfer and
       Exchange of Certificates...........................................   11
3.4    Mutilated, Destroyed, Lost or Stolen
       Certificates.......................................................   13
3.5    Persons Deemed Certificateholders..................................   14
3.6    Access to List of Certificateholders' Names
       and Addresses......................................................   14
3.7    Maintenance of Corporate Trust Office..............................   14

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

4.1    Prior Notice to Certificateholders with
       Respect to Certain Matters.........................................   15
4.2    Action by Certificateholders with Respect
       to Certain Matters.................................................   15
4.3    Action by Certificateholders with Respect
       to Bankruptcy......................................................   15
4.4    Restrictions on Certificateholders' Power..........................   16
4.5    Control by Certificateholders......................................   16
4.6    Application of Trust Funds.........................................   16
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                    ARTICLE V
                                THE OWNER TRUSTEE

5.1    Duties of Owner Trustee............................................   16
5.2    Rights of Owner Trustee............................................   17
5.3    Acceptance of Trusts and Duties....................................   18
5.4    Action upon Instruction by
       Certificateholders.................................................   20
5.5    Furnishing of Documents............................................   21
5.6    Representations and Warranties of Owner
       Trustee............................................................   21
5.7    Reliance; Advice of Counsel........................................   22
5.8    Owner Trustee May Own Certificates and
       Secured Notes......................................................   23
5.9    Compensation and Indemnity.........................................   23
5.10   Replacement of Owner Trustee.......................................   23
5.11   Merger or Consolidation of Owner Trustee...........................   24
5.12   Appointment of Co-Trustee or Separate
       Trustee............................................................   25
5.13   Eligibility Requirements for Owner Trustee.........................   27

                                   ARTICLE VI
                           TERMINATION OF DECLARATION

6.1    Termination of Declaration.........................................   27
6.2    Dissolution upon Bankruptcy of CORRAL, L.P.........................   28
6.3    Distribution of Liquidation Proceeds...............................   29

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1    No Legal Title to Owner Trust Estate...............................   29
7.2    Limitations on Rights of Others....................................   30
7.3    Notices............................................................   30
7.4    Severability.......................................................   31
7.5    Counterparts.......................................................   31
7.6    Successors and Assigns.............................................   31
7.7    No Petition Covenant...............................................   31
7.8    No Recourse........................................................   31
7.9    Headings...........................................................   31
7.10   Governing Law......................................................   32
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                                    EXHIBITS

Exhibit A                  Form of Certificate of Trust


                                      iii

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                  AMENDED AND RESTATED DECLARATION OF TRUST, dated as of March
15, 1996, by BANKERS TRUST (DELAWARE), a Delaware banking corporation, acting hereunder not in its individual capacity but solely as owner trustee (the "Owner Trustee"), and acknowledged, accepted and agreed to by CORRAL, L.P., a Delaware limited partnership, as a certificateholder with respect to the Trust referred to below and as an obligor with respect to certain terms hereof (together with any successor in interest as provided in Section 6.2, "CORRAL, L.P.").

                  The Owner Trustee hereby agrees to hold all assets and funds in trust transferred to it hereunder as follows:

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1 Definitions. All references herein to "the Declaration" or "this Declaration" are to this Amended and Restated Declaration of Trust, and all references herein to Articles, Sections, subsections, Schedules and Exhibits are to Articles, Sections, subsections, Schedules and Exhibits of this Declaration, unless otherwise specified. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth below in this
Section 1.1:

                  "Affiliate": with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, a specified Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such specified Person, whether by contract or otherwise.

                  "Basic Documents": this Declaration and all other agreements entered into by or in connection with the Trust.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Wilmington, Delaware, New York, New York or Chicago, Illinois are authorized or required by law to close.

                  "Business Trust Statute": Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

                  "Capital Contribution": with respect to any Certificate, the amount of cash required to be contributed to the Trust by the related Certificateholder pursuant to a Certificateholder Agreement.

                  "Certificate Account": the account maintained by the Trust for each Certificateholder as provided in a Certificateholder Agreement.

                  "Certificate Balance": as to any Certificate, the aggregate amount of all Capital Contributions made with respect to such Certificate, less the aggregate amount of Certificate Balance that has been redeemed pursuant to the terms of such Certificate and a Certificateholder Agreement.

                  "Certificate of Trust": the Certificate of Trust pursuant to which the Trust was established on the Certificate Closing Date, substantially in the form attached as Exhibit A to the Declaration of Trust.

                  "Certificate Register": the register of Certificates and Certificateholders specified in Section 3.2 of the Declaration of Trust.

                  "Certificate Registrar": the registrar at any time of the Certificate Register, appointed pursuant to Section 3.2(a) of the Declaration of Trust.

                  "Certificate Distribution Subaccount": as defined in a Servicing Agreement.

                  "Certificate Investment Subaccount": as defined in a Servicing Agreement.

                  "Certificateholder" or "Holder": a Person in whose name a Certificate is registered from time to time pursuant to the terms of the Declaration of Trust.

                  "Certificateholder Agreement": an agreement entered into between the Owner Trustee and the Certificateholders of the Trust, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Certificate Commitment Agreement": a commitment entered into between the Owner Trustee on behalf of the Trust and each Certificateholder, as the same may from time to time be amended, supplemented or otherwise modified.

                  "Certificates": the certificates of beneficial interest in the Trust.


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

                  "COLT": the Trust created by the Declaration of Trust and known as the "Central Originating Lease Trust."

                  "Corporate Trust Office": the principal office at which at any particular time the corporate trust business of the Owner Trustee is administered, which office is initially located at 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801.

                  "CORRAL, L.P.": as defined in the preamble to the Declaration of Trust.

                  "Custodian Agreement": a custodian agreement from time to time in effect between a custodian and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Dealer": any Person that is a General Motors Corporation franchise dealer or an affiliate of a General Motors Corporation franchise dealer that participates in a leasing program with the Origination Agent or COLT.

                  "Declaration of Trust" or "Declaration": the Amended and Restated Declaration of Trust by Bankers Trust (Delaware), as Owner Trustee, dated as of March 15, 1996, acknowledged, accepted and agreed to by CORRAL, L.P., as the same may be amended, supplemented or otherwise modified from time to time.

                  "GMAC": General Motors Acceptance Corporation.

                  "Governmental Authority": any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "Insolvency Event": with respect to a specified Person: (i) any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law is commenced with respect to such Person by another Person, and remains for a period of 90 days undismissed; or (ii) the entry of an order for relief or a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator for such Person, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person's affairs;
(iii) the consent by such Person to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person's

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

property; or (iv) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                  "Lease Asset": a Program Lease and the Vehicle related thereto.

                  "Lien": any security interest, lien, charge, pledge, equity or encumbrance of any kind.

                  "Maximum Certificate Balance": with respect to any Certificate, the amount designated as such on the face of such Certificate.

                  "Moody's": Moody's Investors Service, Inc. and its successors.

                  "Origination Agent": GMAC, as origination agent under the Origination Agreement, or any successor origination agent under the Origination Agreement.

                  "Origination Agreement": an origination agreement between COLT and the Origination Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Owner Trust Estate": all right, title and interest of the Trust in, to and under the Lease Assets from time to time, all funds on deposit from time to time in specified Program Accounts and all other property of or interests in the Trust from time to time, including all rights, interests and claims of the Owner Trustee and the Trust under or in connection with any Basic Documents.

                  "Owner Trustee": Bankers Trust (Delaware), a Delaware banking corporation, not in its individual capacity but solely as owner trustee, or any successor owner trustee under the Declaration of Trust.

                  "Payment Date": the fifteenth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing April 15, 1996.

                  "Person": an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.


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

                  "Program Account": each of the accounts established and maintained pursuant to a Certificateholder Agreement and a Servicing Agreement.

                  "Program Leases": automobile and light truck leases sold, assigned, transferred or conveyed to COLT.

                  "Purchaser's Letter": any representation letter required by the Servicer pursuant to Section 3.2(b) of the Declaration of Trust and signed by a Certificateholder, as appropriate, in the form (if any) deemed necessary by the Servicer.

                  "Rating Agencies": Moody's and S&P.

                  "Record Date": with respect to any Payment Date, one Business Day prior to such Payment Date.

                  "Responsible Officer": when used with respect to the Owner Trustee, any officer of Bankers Trust Company acting under a valid power of attorney from the Owner Trustee, or any officer within the Corporate Trust Office of the Owner Trustee including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; and when used with respect to the Servicer or any other Payee, the chief executive officer, the president, any vice president or the Director-Securitization of the Servicer or such Payee or, with respect to financial matters, the chief financial officer or Vice President-Finance of the Servicer.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Secured Notes": non-recourse secured notes of the Trust in physical or electronic form at the request of the holder from time to time.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Servicer": GMAC, as servicer under the Servicing Agreement, or any successor servicer under the Servicing Agreement.

                  "Servicing Agreement": a servicing agreement entered into between GMAC, as servicer, the Trust and, solely with respect to certain sections thereof, CORRAL, L.P., as the same may be amended, supplemented or otherwise modified from time to time.

                  "Servicer's Certificate": a certificate, completed by and executed on behalf of the Servicer by a Responsible Officer, in accordance with a Servicing Agreement.

                  "Supplemental Dealer Agreement": a Supplemental Dealer Agreement entered into between GMAC and a Dealer, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Swap Agreement": an Interest Rate and Currency Exchange Agreement (including the Schedule and Confirmation thereto) entered into between COLT and a swap provider.

                  "Trust": Central Originating Lease Trust, a Delaware business trust created by the Declaration of Trust, also known as "COLT."

                  "VAULT": Vehicle Asset Universal Leasing Trust, a statutory business trust created under the Business Trust Statute pursuant to the VAULT Trust Agreement.

                  "VAULT Trust Agreement": the First Amended and Restated Trust and Servicing Agreement, dated as of March 15, 1996, as amended, between GMAC, as Servicer and Initial Trust Beneficiary, and the VAULT Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "VAULT Trustee": PNC Bank, Delaware, as trustee of VAULT under the VAULT Trust Agreement.

                  "Vehicle": an automobile or light truck that is or has been leased under a Program Lease and that is or will be titled in the name of VAULT and with respect to which COLT is the trust beneficiary.

                  "Voting Interests": as of any date, the aggregate Maximum Certificate Balance of all Certificates outstanding (but not including any unfunded portion of the Maximum Certificate Balance of any Certificate whose Funding Period (as defined in the Certificateholder Agreement) has expired); provided, however, that for purposes of this definition Certificates owned by the Trust or its Affiliates (which shall not include CORRAL, L.P. or its Affiliates) shall be disregarded and deemed not to be outstanding, except that, in determining whether the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned shall be so disregarded.


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

Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Trust or its Affiliates.

                                   ARTICLE II
                                  ORGANIZATION

         SECTION 2.1 Name. The Trust created hereby shall be known as "Central Originating Lease Trust" or "COLT," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

         SECTION 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to CORRAL, L.P.

         SECTION 2.3 Purposes and Powers. The purpose of the Trust is to engage in the following activities:

         (a) to acquire, manage, administer and hold the Lease Assets;

         (b) to issue and sell from time to time the Certificates pursuant to this Declaration and the Basic Documents, to request Capital Contributions with respect to the Certificates and to sell, transfer, exchange or redeem the Certificates as permitted hereunder and under the Basic Documents;

         (c) to issue and sell from time to time Secured Notes and other evidences of indebtedness, in each case the proceeds of which shall be used to purchase additional Lease Assets or to repay maturing Secured Notes and to make any other payments contemplated by a Secured Note or any other Basic Document;

         (d) to make payments on the outstanding Secured Notes and Certificates and to pay the organizational, start-up and transactional expenses of the Trust;

         (e) to assign, grant, transfer, pledge, mortgage and convey the Collateral pursuant to the terms of each Secured Note and to enter into securitization transactions in which securities, which may include Secured Notes or other securities backed by Secured Notes, representing an interest in Lease Assets may be issued either directly by the Trust or through securitization trusts or other entities;

         (f) to enter into and perform its obligations under the Basic Documents to which it is a party;


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

         (g) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (h) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the holders of Secured Notes from time to time.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the Basic Documents or as required by applicable law.

         SECTION 2.4 Appointment of Owner Trustee. CORRAL, L.P. hereby appoints the Owner Trustee as trustee of the Trust, effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         SECTION 2.5 Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust shall constitute a business trust under the Business Trust Statute, that this Declaration and any agreement entered into among the Certificateholders shall constitute the governing instrument of such business trust and that the Certificates shall represent the equity interests therein. The rights of the Certificateholders shall be determined herein, in any agreement entered into among the Certificateholders and in the Business Trust Statute, and the relationship between the parties hereto created by this Declaration shall not constitute indebtedness for any purpose. It is the intention of the parties hereto that, solely for purposes of federal income taxes, state and local income and franchise taxes, Michigan single business tax and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a partnership and that the provisions of this Declaration shall be construed in accordance with such intent. The Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee agrees to file the certificate required under Section 3810 et seq. of the Business Trust Statute in connection with the formation of the Trust as a business trust under the Business Trust Statute.

         SECTION 2.6 Liability of Certificateholders. (a) No Certificateholder, other than with respect to CORRAL, L.P. to the extent it specifically agrees, shall have any personal liability


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

for any liability or obligation of the Trust. CORRAL, L.P. shall be liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust to the extent that CORRAL, L.P. would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which CORRAL, L.P. were a general partner (and CORRAL, L.P. shall be liable to and indemnify the Trust for any such losses, claims, damages, liabilities and expenses paid or otherwise borne by the Trust to the extent that CORRAL, L.P. would have been so liable if the Trust had had no assets and the injured party had made a claim directly against CORRAL, L.P.); provided, however, that CORRAL, L.P. shall not be liable for: (i) any obligations which by their terms or nature are nonrecourse to CORRAL, L.P., including, without limitation, any losses incurred by a Certificateholder in its capacity as an investor in the Certificates or any losses incurred by a holder of a Secured Note; or (ii) any losses, claims, damages, liabilities and expenses arising out of the imposition by any taxing authority of any federal, state or local income or franchise taxes, Michigan single business tax, or any other taxes imposed on or measured by gross or net income, gross or net receipts, capital, net worth and similar items (including any interest, penalties or additions with respect thereto) upon the Certificateholders, the Owner Trustee, in its individual capacity, any Noteholder, or any Person acting as depositary, trustee or agent with respect to any Secured Note (including any liabilities, costs or expenses with respect thereto) with respect to the Lease Assets not specifically indemnified or represented to hereunder. Any third party creditors of the Trust (other than in connection with the obligations described in the proviso to the preceding sentence, for which CORRAL, L.P. shall not be liable) shall be deemed third party beneficiaries of this Section 2.6. The obligations of CORRAL, L.P. under this Section 2.6 shall be evidenced by the Certificates issued to CORRAL, L.P. which for purposes of the Business Trust Statute shall be deemed to be a separate class of Certificates from all other Certificates issued by the Trust (whether or not held as a separate Definitive Certificate by CORRAL, L.P.); provided, however, that the rights and obligations evidenced by all Certificates, regardless of class, shall be identical (except as may be provided in any agreement between the Certificateholders). CORRAL, L.P. has not and will not contractually limit its liability to general creditors of the Trust except with respect to any liability which is otherwise not a general recourse obligation of the Trust, and LARI has not and will not contractually limit its liability to general creditors of the Trust or CORRAL, L.P. except with respect to any liability which is otherwise not a general recourse obligation of CORRAL, L.P.

         (b) Except as otherwise provided in Section 6.3, to the extent provided for in Article III of the Servicing Agreement, any property of the Trust not necessary for the payment of the Trust's obligations or otherwise payable to the Certificateholders or


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required to be set aside or paid to any account shall be released to CORRAL,
L.P. as specified in a Servicer's Certificate.

         SECTION 2.7 Title to Trust Property. (a) Legal title to the Owner Trust Estate, other than the Vehicles, shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         (b) Legal title to all Vehicles that are a part of the Owner Trust Estate shall be vested in VAULT or the VAULT Trustee as set forth in the VAULT Trust Agreement. The Trust shall be the Applicable Trust Beneficiary (as defined in the VAULT Trust Agreement) with respect to any Vehicles for which title is held by VAULT or the VAULT Trustee as nominee for the benefit of the Trust.

         SECTION 2.8 Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee (in its individual capacity but not as Owner Trustee) from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware or New York, and payments shall be made by the Trust only from Delaware or New York. The only office of the Trust shall be the Corporate Trust Office in Delaware. To the greatest extent possible, the Owner Trustee shall conduct the Trust's activities from Delaware, sign documents on behalf of the Trust in Delaware and maintain bank accounts and business records on behalf of the Trust in Delaware.

                                   ARTICLE III
                                THE CERTIFICATES

         SECTION 3.1 Form of the Certificates. (a) The Certificates shall be substantially in the form set forth in a Certificateholder Agreement. The Certificates shall be issued as fully registered definitive certificates ("Definitive Certificates") and, upon initial issuance on an issuance date, with Maximum Certificate Balances as specified therein. The acceptance of a Certificate shall obligate the Certificateholder to contribute capital from time to time in immediately available funds in an aggregate amount up to the Maximum Certificate Balance thereof. The Certificates shall be executed on behalf of the Trust by the manual or facsimile signature of a Responsible Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be


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

duly issued and, subject to any limitations specified in a Certificateholder Agreement, fully paid and non-assessable, fractional undivided interests in the Trust in the amount of the Certificate Balance thereof, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

         (b) The Definitive Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

         (c) No Certificate shall entitle its holder to any benefit under this Declaration of Trust, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication executed by the Owner Trustee or Bankers Trust Company, as the Owner Trustee's authenticating agent, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 3.2 Issuance of the Certificates. Certificates may be issued and fundings made with respect to Certificates from time to time as the Owner Trustee and the Certificateholders may agree.

         SECTION 3.3 Registration; Registration of Transfer and Exchange of Certificates. (a) Bankers Trust Company shall be the initial Certificate Registrar. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates which shall be subject to agreed upon restrictions.

         (b) Upon surrender for any permitted registration of transfer or exchange of any Certificate at the office or agency maintained pursuant to
Section 3.7, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause Bankers Trust Company, as its authenticating agent, to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance dated the date of authentication by the Owner Trustee or any authenticating agent. Such new Certificate(s) shall, in the aggregate, have a Maximum Certificate Balance and a Certificate Balance equal to the Maximum Certificate Balance and the Certificate Balance of the Certificate(s) being


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

replaced thereby. The face of each such new Certificate shall state the Maximum Certificate Balance thereof. Notwithstanding the foregoing, if, prior to any such transfer or exchange, the Servicer shall have advised the Owner Trustee and the Certificate Registrar in writing that a Purchaser's Letter shall be required with respect to any transfer, such transfer shall not be effective unless the requirements of Section 7.8 of the Certificateholder Agreement, with respect to the delivery of a Purchaser's Letter, shall have been complied with. As set forth in Section 7.8 of the Certificateholder Agreement, by accepting and holding a Certificate or a beneficial interest therein, the Certificateholder shall be deemed to have made the representations and warranties contained in the Certificate. No transfer of any Certificate or interest therein shall be made unless (i) the Servicer shall have determined that such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law or is made in a transaction that does not require such registration under the Securities Act or any applicable state securities laws, and (ii) the Servicer shall have informed the Owner Trustee in writing that such transfer of the Certificate is permitted.

         (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates in authorized denominations of a like aggregate Certificate Balance upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.7. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute on behalf of the Trust, and shall authenticate and deliver (or shall cause Bankers Trust Company, as its authenticating agent, to authenticate and deliver) one or more Certificates dated the date of authentication by the Owner Trustee or any such authenticating agent. Such Certificates shall be delivered to the Certificateholder making the exchange in accordance with the customary procedures of the Certificate Registrar.

         (d) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Owner Trustee or Certificate Registrar in accordance with its customary practices.

         (e) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed and any other reasonable expenses in connection with any transfer or exchange of Certificates.

         SECTION 3.4 Mutilated, Destroyed, Lost or Stolen Certificates. (a) If
(i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Owner Trustee and the Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and shall authenticate and deliver (or shall cause Bankers Trust Company, as its authenticating agent, to authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate containing the same terms; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the Owner Trustee may pay such destroyed, lost or stolen Certificate when so due or payable.

         (b) If, after the delivery of a replacement Certificate or payment in respect of a destroyed, lost or stolen Certificate pursuant to Section 3.4(a), a bona fide purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Owner Trustee shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee in connection therewith.

         (c) No service charge shall be made for the issuance of any replacement Certificate under this Section 3.4, but the Owner Trustee may require the payment by the Certificateholder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith.

         (d) Any duplicate Certificate issued pursuant to this Section 3.4 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional nonassessable (except as otherwise provided herein or therein) fractional undivided interest in the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Declaration equally and proportionately with any and all other Certificates duly issued hereunder.

         (e) The provisions of this Section 3.4 are exclusive and shall (to the extent permitted by law) preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         SECTION 3.5 Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer or exchange, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions with respect thereto and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be affected by any notice to the contrary.

         SECTION 3.6 Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer and any Certificateholder, within 15 days after receipt by the Certificate Registrar of a request therefor from such Person in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, CORRAL, L.P., the Owner Trustee or any other Certificateholder accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 3.7 Maintenance of Corporate Trust Office. The Owner Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office as its principal office for such purposes. The Owner Trustee shall give prior written notice to CORRAL, L.P. and to the Certificateholders of any change in the location of any such office or agency. In no event, however, shall the Owner Trustee change the office or agency designated for the foregoing purposes to any other jurisdiction unless the Owner Trustee has been advised by counsel that such jurisdiction will not impose any additional tax upon the Trust or any Certificateholder solely as a result of the maintenance of such office or agency in such jurisdiction. The Certificate Registrar shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer, exchange or for receipt of the final distribution thereon, which on the date hereof shall be Bankers Trust Company, Four Albany Street, New York, New York 10006. The Certificate

Registrar shall give prior written notice to the Owner Trustee, CORRAL, L.P. and the Certificateholders of any change in location of such office or agency.

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

         SECTION 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. Except as otherwise provided in this Article IV, the Owner Trustee shall not take action with respect to the following matters, unless (i) the Owner Trustee shall have notified the Certificateholders in writing of the proposed action at least 30 days before the taking of such action, and (ii) the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

         (a) the initiation of any action, claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust (other than any action, claim or lawsuit brought by the Servicer in the name of the Trust to enforce the terms of any Lease Asset, Supplemental Dealer Agreement, insurance policy or other similar right); or

         (b) the appointment pursuant to this Declaration of a successor Certificate Registrar or the consent to the assignment by the Certificate Registrar of its obligations under this Declaration.

         SECTION 4.2 Action by Certificateholders with Respect to Certain Matters. (a) The Owner Trustee shall have the power to remove the Servicer under the Servicing Agreement and appoint a successor Servicer only in accordance with the provisions of Sections 5.02 and 5.03 of the Servicing Agreement.

         (b) Except as otherwise expressly agreed by the Certificateholders (or, with respect to clause (ii), the amendment provisions of any Basic Document), the Owner Trustee shall not (i) take any action with respect to any election by the Trust to file an amendment to the Certificate of Trust, or (ii) amend, change, modify or terminate any Basic Document.

         SECTION 4.3 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders (including CORRAL, L.P. and its Affiliates) and the delivery to the Owner Trustee of a certificate signed by each such Certificateholder and certifying that such Certificateholder reasonably believes that the Trust is insolvent.

         SECTION 4.4 Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Declaration or any other Basic Document or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         SECTION 4.5 Control by Certificateholders. Except as expressly provided in any provision providing for the consent or action of Certificateholders in any Basic Document, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Declaration or any other Basic Document may be taken, given or withheld by Holders of Certificates evidencing not less than two-thirds of the Voting Interests thereof. Except as described in the preceding sentence, any written notice of the Certificateholders delivered pursuant to this Declaration shall be effective if signed by Holders of Certificates evidencing not less than two-thirds of the Voting Interests thereof at the time of the delivery of such notice.

         SECTION 4.6 Application of Trust Funds. The Servicer shall establish and maintain in the name of the Trust such Program Accounts for the benefit of the Certificateholders as the Servicer and the Owner Trustee on behalf of the Trust shall specify in a Servicing Agreement. The funds held in the Program Accounts shall be deposited, invested, administered, allocated and distributed in the manner set forth in a Servicing Agreement.


                                    ARTICLE V
                                THE OWNER TRUSTEE

         SECTION 5.1 Duties of Owner Trustee. (a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Declaration and the other Basic Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Declaration. No implied covenants or obligations shall be read into this Declaration.

         (b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged all of its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Servicing Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under the Servicing Agreement.

         (c) In the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Declaration in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Declaration.

         (d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) this Section 5.1(d) shall not limit the effect of Sections 5.1(a) or 5.1(b);

                  (ii) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder or pursuant to any Basic Document.

         (e) Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Basic Documents, may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

         (f) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the Owner Trustee, result in the Trust's becoming taxable as a corporation. The Certificateholders shall not direct or cause the Owner Trustee to take action that would violate the provisions of this Section 5.1(f).

         SECTION 5.2 Rights of Owner Trustee. The Owner Trustee is hereby authorized and directed to execute and deliver, on behalf of the Trust, the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such form as CORRAL, L.P. shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Servicer shall request with respect to any Basic

Document that the Servicer shall determine to be necessary or appropriate in connection with its servicing obligations under the Servicing Agreement.

         SECTION 5.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article V, in accepting the trusts hereby created Bankers Trust (Delaware) acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Declaration or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Declaration and the other Basic Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of this Declaration and the other Basic Documents. The Owner Trustee shall not be liable or accountable hereunder or under any Basic Document under any circumstances, except for (i) its negligent action, its negligent failure to act or its own willful misconduct or (ii) the inaccuracy of any representation or warranty made by the Owner Trustee to the Certificateholders. In particular, but not by way of limitation:

         (a) the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Lease Asset, or the perfection and priority of any security interest created in the Owner Trust Estate (or any portion thereof) or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under any Certificateholder Agreement or the holders of any Secured Note or any other creditors of the Trust, including, without limitation: the existence, condition, location and ownership of any Lease Asset; the existence and enforceability of any insurance thereof; the validity of the assignment of any Lease Asset to the Trust or of any intervening assignment; or the compliance by CORRAL, L.P., the Servicer or any Dealer with any representation or warranty made under any Basic Document or in any related document or the accuracy of any such representation or warranty or any action of the Servicer, CORRAL, L.P., any Dealer or any other Person taken in the name of the Owner Trustee;

         (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer, CORRAL, L.P. or Certificateholders holding more than the applicable percentage of the Voting Interests of the Certificates as described in Section 4.5;

         (c) no provision of this Declaration or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under any of the Basic Documents, including, without limitation, the principal of and interest on any outstanding Secured Notes or the Certificate Balance of and yield on the Certificates;

         (e) the Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Declaration or for the due execution hereof by CORRAL, L.P. or for the form, character, genuineness, sufficiency, value or validity of either the Trust or the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, the Secured Notes, the Certificates (other than the execution of the Certificates or the certificate of authentication on the Certificates and the execution of the Secured Notes) or any Lease Assets or related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any holder of Secured Notes or any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

         (f) the Owner Trustee shall execute, by original or facsimile signature, Secured Notes from time to time as requested by the Origination Agent pursuant to Section 2(b) of the Origination Agreement; provided, however, that the Owner Trustee shall not otherwise have any responsibility with respect to the issuance of any Secured Notes or the maintenance of any books or records with respect to any Secured Notes;

         (g) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, CORRAL, L.P. or any Dealer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Declaration or the other Basic Documents that are required to be performed by the Servicer under the Servicing Agreement or to perform the obligations of CORRAL, L.P. hereunder;

         (h) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration, or to institute, conduct or defend any litigation under this Declaration or any other Basic Document or in relation to this Declaration or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Declaration or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall only be answerable for its negligence or willful misconduct in the performance of any such act; and

         (i) the provisions of this Declaration and any Certificateholder Agreement, to the extent that they restrict the duties and liabilities of the Owner Trustee otherwise existing at law or in equity, are agreed by the Trust, CORRAL, L.P., the Servicer, the Certificateholders and all other Persons to replace such other duties and liabilities of the Owner Trustee.

         SECTION 5.4 Action upon Instruction by Certificateholders. (a) Subject to Section 4.4, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 4.5.

         (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Declaration or any other Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Declaration or the other Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not, in the reasonable judgment of the Owner Trustee, have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Declaration or the other Basic Documents, and as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

         SECTION 5.5 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders: (a) promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents; and (b) promptly after receipt thereof, copies of the statements delivered pursuant to Sections 2.14 and 3.10 of the Servicing Agreement.

         SECTION 5.6 Representations and Warranties of Owner Trustee. The Owner Trustee hereby represents and warrants to CORRAL, L.P., for the benefit of the Certificateholders, that:

         (a) It is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) It has full power, authority and legal right to execute, deliver and perform this Declaration, and has taken all necessary action to authorize the execution, delivery and performance by it of this Declaration.

         (c) The execution, delivery and performance by it of this Declaration
(i) shall not violate any Requirement of Law governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or Governmental Authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a materially adverse effect on the Owner Trustee's performance or ability to perform its duties as Owner Trustee under this Declaration or on the transactions contemplated in this Declaration.

         (d) The execution, delivery and performance by the Owner Trustee of this Declaration shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed.

         (e) This Declaration has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         SECTION 5.7 Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Declaration and the other Basic Documents, the Owner Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees (including the granting of a power of attorney to officers of Bankers Trust Company to execute and deliver any Basic Document, Certificate, Secured Note or other documents related thereto and to take any action in connection therewith on behalf of the Owner Trustee) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other professionals to be selected with reasonable care by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and which, according to such opinion or advice, is not contrary to this Declaration or any other Basic Document.

         SECTION 5.8 Owner Trustee May Own Certificates and Secured Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Secured Notes and may deal with CORRAL, L.P., the Servicer and the Dealers in transactions in the same manner as it would have if it were not the Owner Trustee; provided, however, that the Owner Trustee may not become an owner or pledgee of Certificates.

         SECTION 5.9 Compensation and Indemnity. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee and its successors, assigns, agents and servants in accordance with the provisions of a separate agreement or agreements to be entered into from time to time by and between the Servicer and the Owner Trustee. The indemnities contained in this Section 5.9 shall survive the resignation or termination of the Owner Trustee or the termination of this Declaration. Any amounts paid to the Owner Trustee pursuant to this Article V shall be deemed not to be a part of the Owner Trust Estate immediately after such payment. The Owner Trustee acknowledges that no recourse may be had against CORRAL, L.P., the Trust or the Owner Trust Estate with respect to this Section 5.9.

         SECTION 5.10 Replacement of Owner Trustee. (a) The Owner Trustee may resign at any time and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Servicer. The Servicer may appoint a successor Owner Trustee by delivering a written instrument to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Servicer shall remove the Owner Trustee if:

                  (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 5.13 and shall fail to resign after written request therefor by the Servicer;

                  (ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

                  (iv) the Owner Trustee shall otherwise be incapable of acting.

         (b) If the Owner Trustee resigns or is removed or if a vacancy exists in the office of Owner Trustee for any reason, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

         (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 5.10 shall not become effective until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Servicer and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this Section 5.10 shall be eligible to act in such capacity in accordance with Section 5.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Declaration, with like effect as if originally named as Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to the Rating Agencies and the Certificateholders.

         (d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Declaration. The Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         (e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 5.10, the Servicer shall mail notice of the successor of such Owner Trustee to the Rating Agencies and the Certificateholders.

         (f) No Owner Trustee shall be personally liable for any action or omission of any successor Owner Trustee.

         SECTION 5.11 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 5.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Owner Trustee shall mail notice of such merger or consolidation to the Servicer, the Rating Agencies and the Certificateholders.

         SECTION 5.12 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Declaration, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee or co-trustees, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section 5.12, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Declaration shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 5.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 5.10; provided, however, that GMAC or its Affiliates shall not be eligible as a co-trustee or separate trustee unless the rating of GMAC's or any such Affiliate's long-term unsecured debt is at least "BBB-" by S&P and at least "Baa3" by Moody's.

         (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner

         Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (ii) no trustee under this Declaration shall be personally liable by reason of any act or omission of any other trustee under this Declaration; and

                  (iii) the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Declaration and the conditions of this Article V. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all of the provisions of this Declaration, specifically including every provision of this Declaration relating to the conduct of, affecting the liability of or affording protection to the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

         (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Declaration on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) Thomas Moskie and Carl H. Nasib, along with their respective assigns, are hereby appointed as co-trustees with the power to act individually on behalf of the Trust, with all the powers of the Owner Trustee, and Thomas Moskie and Carl H. Nasib accept such appointment upon their execution of this Declaration; provided, however, that such appointment and acceptance shall only become effective and such co-trustees may only act upon the written direction of the Owner Trustee and the Servicer. Such appointment may from time to time be limited or terminated by the co-trustee(s).

         SECTION 5.13 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times: (a) be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; (b) be authorized to exercise corporate trust powers; (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (d) have (or have a parent which has) a long-term unsecured debt rating of at least "BBB-" by S&P and at least "Baa3" by Moody's. If such corporation shall publish reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 5.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 5.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 5.10.

                                   ARTICLE VI
                           TERMINATION OF DECLARATION

         SECTION 6.1 Termination of Declaration. (a) This Declaration (other than Section 5.9) and the Trust shall terminate and be of no further force or effect on the earlier of: (i) the final distribution by the Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of this Declaration and any other Basic Documents or (ii) the time provided in Section 6.2 (the "Trust Termination Date"). Subject to Section 6.2, the bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder (other than CORRAL, L.P.) shall not (x) operate to terminate this Declaration or the Trust, (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Neither CORRAL, L.P. nor any other Certificateholder shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Owner Trustee for payment of the final distribution upon redemption and cancellation, shall be given by the Owner Trustee by a letter to all the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer stating: (i) the Payment Date upon or with respect to which the Certificate Balance will be reduced to zero, and all accrued and unpaid yield thereon shall be paid, shall be made upon presentation and surrender of the Certificates at the office of the Owner Trustee therein designated; (ii) the amount of any such final distribution; and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office of Bankers Trust Company. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Owner Trustee shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to a Certificateholder Agreement.

         (d) If all of the Certificateholders shall not have surrendered their Certificates for redemption and cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for redemption and cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for redemption and cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Declaration. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of CORRAL, L.P. and, upon CORRAL, L.P.'s request, shall be distributed by the Owner Trustee to CORRAL, L.P.

         (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

         SECTION 6.2 Dissolution upon Bankruptcy of CORRAL, L.P. This Declaration shall be terminated in accordance with Section 6.1 30 days after the occurrence of an Insolvency Event with respect to CORRAL, L.P.; provided, however, that this Declaration shall not be so terminated if (x) such Insolvency Event occurs at a time when there is at least one Certificateholder who is not CORRAL, L.P. or an Affiliate of CORRAL, L.P. and one Certificateholder who is an Affiliate of CORRAL, L.P. and (y) before the end of such 30 day period, the Owner Trustee shall have received written instructions from each of the Certificateholders (other than CORRAL, L.P. and its Affiliates), to the effect that each such Certificateholder disapproves of the liquidation of the Owner Trust Estate and termination of the Trust and naming a successor to CORRAL, L.P. Promptly after the occurrence of any Insolvency Event with respect to CORRAL, L.P.: (i) CORRAL, L.P. shall give the Owner Trustee written notice of such Insolvency Event; and (ii) the Owner Trustee shall, upon the receipt of such written notice from CORRAL, L.P., give prompt written notice to the Certificateholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay in any manner a termination of the Trust pursuant to the first sentence of this
Section 6.2.

         SECTION 6.3 Distribution of Liquidation Proceeds. Notwithstanding anything to the contrary in this Declaration, (i) upon termination of the Trust the proceeds of such termination shall be distributed to the Certificateholders in an amount equal to the Certificate Balances of the respective Certificateholders, together with accrued and unpaid yield thereon to the date of such termination, plus an amount equal to the excess, if any, of such Certificateholder's Capital Account balance over the sum of (x) such Certificateholder's Certificate Balance and (y) accrued and unpaid yield thereon to the date of such termination, provided, however, that in no event shall the amounts distributed to CORRAL, L.P. and its Affiliates exceed their respective positive Capital Account balances, and upon termination of any Certificateholders' interest in the Trust the proceeds of such termination shall be distributed to such Certificateholder in an amount equal to the Certificate Balance of such Certificateholder, together with accrued and unpaid yield thereon to the date of such termination, plus an amount equal to the excess, if any, of such Certificateholder's Capital Account balance over the sum of (x) such Certificateholder's Certificate Balance and (y) accrued and unpaid yield thereon to the date of such termination, provided, however, that in no event shall the amounts distributed to CORRAL, L.P. and its Affiliates exceed their respective positive Capital Account balances, and (ii) if CORRAL, L.P. has a deficit balance in its Capital Account following the termination of its interest in the Trust, as determined after taking into account all Capital Account adjustments for the Trust taxable year during which such termination occurs (other than any adjustment for any Capital Contribution of CORRAL, L.P. made pursuant to this clause (ii)) and after adjusting Capital Accounts for actual or anticipated profits or losses allocable among the Certificateholders in accordance with, or as if there had been, an actual disposition of the Trust properties at their fair market value, CORRAL, L.P. shall make a Capital Contribution to the Trust in an amount equal to such deficit balance.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1 No Legal Title to Owner Trust Estate. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with this Declaration and the other Basic Documents. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Declaration or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         SECTION 7.2 Limitations on Rights of Others. Except as otherwise provided in Section 2.6, the provisions of this Declaration are solely for the benefit of the Owner Trustee, CORRAL, L.P., the Certificateholders and the Servicer, and nothing in this Declaration, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Declaration or any covenants, conditions or provisions contained herein.

         SECTION 7.3 Notices. All demands, notices and communications upon or to CORRAL, L.P., the Servicer or the Owner Trustee, the Rating Agencies or the Certificateholders under this Declaration shall be in writing, personally delivered, sent by electronic facsimile (with hard copy to follow via first class mail) or mailed by first class mail or sent by overnight courier, and shall be deemed to have been duly given upon receipt: (a) in the case of CORRAL, L.P., at the following address: c/o Lease Auto Receivables, Inc., Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, with a copy to General Motors Acceptance Corporation, as Servicer, 3031 West Grand Boulevard, Detroit, Michigan 48202, Attention: Director-Securitization; (b) in the case of the Servicer, at the following address: General Motors Acceptance Corporation, 3031 West Grand Boulevard, Detroit, Michigan 48202, Attention:
Director-Securitization; (c) in the case of the Trust or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office, with a copy to Bankers Trust Company, Corporate Trust and Agency Group, Four Albany Street, New York, New York 10006, Attention: Structured Finance Department, 10th Floor; (d) in the case of Moody's Investors Service, Inc., to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (e) in the case of Standard & Poor's Ratings Services, to Standard & Poor's Ratings Services, 26 Broadway (15th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department; and (f) in the case of a Certificateholder, at the address of such Certificateholder as shown in the Certificate Register; or at such other address as shall be designated by such Person in a written notice to the other parties to this Declaration.

         SECTION 7.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Declaration shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Declaration and shall in no way affect the validity or enforceability of the other provisions of this Declaration or of the Certificates or the rights of the holders thereof.

         SECTION 7.5 Counterparts. This Declaration may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 7.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, CORRAL, L.P., the Trust, the Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

         SECTION 7.7 No Petition Covenant. Notwithstanding any other provision of this Declaration or any other Basic Document and notwithstanding any prior termination of this Declaration, the Trust (or the Owner Trustee on behalf of the Trust) and each Certificateholder shall not, prior to the date which is one year and one day after the termination of this Declaration with respect to CORRAL, L.P., acquiesce, petition or otherwise invoke or cause CORRAL, L.P. to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against CORRAL, L.P. under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of CORRAL, L.P. or any substantial part of its property, or ordering the winding up or liquidation of the affairs of CORRAL, L.P.

         SECTION 7.8 No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust and the Owner Trust Estate only and do not represent interests in or obligations of CORRAL, L.P., the Servicer, the Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Declaration, the Certificates or the other Basic Documents.

         SECTION 7.9 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 7.10 GOVERNING LAW. THIS DECLARATION SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                   BANKERS TRUST (DELAWARE)


                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   Acceptance of Co-Trustees:


                                   ---------------------------------------------
                                   Name:


                                   ---------------------------------------------
                                   Name:


Acknowledged, accepted and agreed
as of this 15th day of March, 1996.


CORRAL, L.P.


By: LEASE AUTO RECEIVABLES, INC.,
      as General Partner,


By:
    -----------------------------
    Name:
    Title:

                                                                EXHIBIT A TO THE
                                                            DECLARATION OF TRUST

                             CERTIFICATE OF TRUST OF
                         CENTRAL ORIGINATING LEASE TRUST


                  THIS Certificate of Trust of Central Originating Lease Trust (the "Trust"), dated as of March 15, 1996, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

                  1. Name. The name of the business trust formed hereby is Central Originating Lease Trust.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801.

                  3. This Certificate of Trust shall be effective on March 15, 1996.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                             BANKERS TRUST (DELAWARE),
                                             not in its individual capacity but
                                             solely as Owner Trustee under a
                                             Declaration of Trust, dated as of
                                             March 15, 1996


                                             By:
                                                 ------------------------
                                                 Name:
                                                 Title: